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                                                                 Exhibit 10 (tt)

                           SUPPLEMENTAL BENEFIT PLAN
                                      OF
                             LOCKHEED CORPORATION

                    (As Amended and Restated June 22, 1995)
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                           SUPPLEMENTAL BENEFIT PLAN
                                      OF
                             LOCKHEED CORPORATION

                   (As Amended and Restated March 15, 1995)


                                   ARTICLE I
                                   ---------

                              PURPOSE OF THE PLAN
                              -------------------

          This Plan is established to supplement the benefits of certain employees under the Lockheed Retirement Plan for Certain Salaried Employees to the extent that such benefits are reduced by the limitations on benefits imposed by Section 415 of the Internal Revenue Code. It is intended that this Plan shall be an Excess Benefit Plan as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974.


                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

          1.      PLAN -- This Supplemental Benefit Plan.

          2.      BOARD OF DIRECTORS -- The Board of Directors of Lockheed
Corporation.

          3.      CODE -- The Internal Revenue Code of 1986, as amended.

          4. COMMITTEE -- The Management Development and Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

          5.      COMPANY -- Lockheed Corporation and it Subsidiaries.

          6. PARTICIPANT -- Any employee participating in the Plan in accordance with its terms.

          7. RETIREMENT PLAN -- The Lockheed Retirement Plan for Certain Salaried Employees.

          8. SUPPLEMENTAL BENEFIT -- The monthly benefit payable in accordance with the Plan.
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          9.      ACTUARIAL EQUIVALENT -- A benefit which has the equivalent value computed using the interest rate which would be used by the Pension Benefit Guaranty Corporation to determine the present value of an immediate lump sum distribution on termination of a pension plan, as in effect on January 1 of the year in which the Participant's termination of employment occurs, and the 1983 Group Annuity Mortality Table.


                                  ARTICLE III
                                  -----------

                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

          Those employees of the Company who are members of the Retirement Plan and whose benefits thereunder are affected by the limitation on benefits imposed by Section 415 of the Code or who, prior to August 29, 1994, entered into a Termination Benefits Agreement with Lockheed Corporation, shall be eligible to participate in the Plan. No member of the Committee shall be eligible for participation in the Plan.


                                  ARTICLE IV
                                  ----------

                                 PLAN BENEFITS
                                 -------------

          A. The Supplemental Benefit which each Participant shall be entitled to receive under this Plan shall be the difference between the actual benefits of such Participant under the Retirement Plan and the benefits that would have been payable under that Plan except for the limitations on benefits imposed by Code Section 415, as provided in Section 10.01 of the Retirement Plan plus, unless otherwise paid to the Participant prior to commencement of benefits under this Plan, any additional benefits to which a Participant becomes entitled pursuant to Section 6(a) of his or her Termination Benefits Agreement on account of the merger of Lockheed Corporation contemplated by the Agreement and Plan of Reorganization, dated as of August 29, 1994, by and among Lockheed Martin Corporation, Martin Marietta Corporation, and Lockheed Corporation.

          B. Except as provided in Paragraphs C and D below, the benefits payable under this Plan shall be payable to the Participant or to any other person who is receiving or entitled to receive benefits with respect to the Participant under the Retirement Plan, and shall be paid in the same form, at the same times and for the same period as benefits are paid with respect to the Participant under the Retirement Plan.

          C. In lieu of receipt of the annuity payments under Paragraph B above, a Participant may elect to receive in a single lump sum payment an amount equal to the Actuarial Equivalent of
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his Supplemental Benefit. Effective October 1, 1993, a Participant also has the option to receive a partial annuity payment, in the same form as elected under the Lockheed Retirement Plan with the balance of the benefit amount paid to him in a lump sum payment. Any election must be made within the sixty (60) day period preceding retirement by following the procedure established by the administrator. Payment will be made to the Participant six (6) months following his retirement.

          D. (1) A Person receiving an annuity benefit from this Plan at the time of a Change in Control shall be paid in a single lump sum within thirty (30) calendar days following such Change in Control, an amount equal to the Actuarial Equivalent of such annuity benefit. Within thirty (30) calendar days following a Change in Control a Participant who has not yet retired shall be paid in a single lump sum an amount equal to the Actuarial Equivalent of his or her Supplemental Benefit, calculated as if the Participant had retired on the date of the Change in Control.

               (2) For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Lockheed Martin Corporation ("Lockheed Martin") or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Lockheed Martin representing 30% or more of the combined voting power of Lockheed Martin's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this Paragraph D), individuals who at the beginning of such period constitute the Board of Directors of Lockheed Martin, and any new director (other than a director designated by a person who has entered into an agreement with Lockheed Martin to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors of Lockheed Martin or nomination for election by Lockheed Martin's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of Lockheed Martin approve a merger or consolidation of Lockheed Martin with any other corporation, other than a merger or consolidation which would result in the voting securities of Lockheed Martin outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting
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     securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Lockheed Martin or such surviving entity outstanding immediately after such merger or consolidation or (iv) the shareholders of Lockheed Martin approve a plan of complete liquidation of Lockheed Martin or an agreement for the sale or disposition by Lockheed Martin of all or substantially all of Lockheed Martin's assets.

               A Change in Control shall not, however, include any transaction which has been approved by individuals who at the beginning of any period of at least two consecutive years (not including any period prior to the adoption of this Paragraph D) constitute the Board of Directors of Lockheed Martin and any new director (other than a director designated by a person who has entered into an agreement with Lockheed Martin to effect a transaction described in clause (i) or (iii) of this Paragraph) whose election by the Board of Directors of Lockheed Martin or nomination for election by Lockheed Martin's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

               (3) This Paragraph D shall apply only to a Change in Control of Lockheed Martin and shall not cause lump sum payment of annuity benefits in any transaction involving Lockheed Martin's sale, liquidation, merger, or other disposition of any subsidiary.

               (4) This Paragraph D may be canceled or modified at any time prior to a Change in Control. In the event of a Change in Control, this Paragraph D shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five (5) years, and any provision defining a capitalized term used in Paragraph D shall, for purposes of Paragraph D, be subject to cancellation or modification during the five (5) year period.


                                   ARTICLE V
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                                     TRUST
                                     -----

          Although the Plan is an unfunded plan, the Company has established a trust (the "Trust") pursuant to a trust agreement dated December 22, 1994 by and between the Company and J. P. Morgan California to hold assets, subject to the claims of the Company's creditors in the event of its insolvency, to pay benefits under this Plan. The Company shall no later than nine
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months following the close of its fiscal year make contributions to the Trust in an amount sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to other plans covered by the Trust, to equal the present value of benefits which have accrued under the Plan during the preceding fiscal year, as such amount is determined by an independent actuary.

                                  ARTICLE VI
                                  ----------

                                ADMINISTRATION
                                --------------

          The Plan shall be administered under the direction of the Committee. The Committee shall have the right and discretion to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Committee may deem appropriate. Any decision made by the Committee under the provisions of this Article shall be conclusive and binding on all parties concerned.


                                  ARTICLE VII
                                  -----------

                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

          Except as provided in Paragraph D(4) of Article IV, the Board of Directors shall have the right to amend or terminate the Plan at any time. In the event of Plan amendment or termination, a Participant's benefits under the Plan shall not be less than the Plan benefits to which the Participant would have been entitled if the Participant had retired immediately prior to such amendment or termination of the Plan.


                                 ARTICLE VIII
                                 ------------

                               EMPLOYMENT RIGHTS
                               -----------------

          Nothing in the Plan shall be deemed to give any person any right to remain in the employ of the Company or affect any right of the Company to terminate a person's employment.


                                  ARTICLE IX
                                  ----------

                                EFFECTIVE DATE
                                --------------
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          The Plan shall be effective with respect to the plan years of the
Retirement Plan commencing on and after December 25, 1982.